SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials

                              CONGOLEUM CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
|_|  Fee paid previously with preliminary materials:

________________________________________________________________________________
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                              CONGOLEUM CORPORATION
                             3500 Quakerbridge Road
                          Mercerville, New Jersey 08619

                               -------------------

                       NOTICE OF ANNUAL MEETING TO BE HELD
                                   MAY 7, 2003

                               -------------------

TO THE STOCKHOLDERS OF CONGOLEUM CORPORATION

      Notice is hereby given that the Annual Meeting of the Stockholders (the "Annual Meeting") of Congoleum Corporation (the "Company") will be at FleetBoston Financial Corporation, America Room, 2nd Floor, 100 Federal Street, Boston, Massachusetts on Wednesday, May 7, 2003 at 8:30 A.M. local time, for the following purposes:

      1. To elect two Class A directors who will hold office until the Annual Meeting in 2006 and until their successors are duly elected and qualified.

      2. To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

      The close of business on March 24, 2003 has been fixed as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

      A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 is enclosed with this proxy statement.

      It is desirable that the stock of the Company should be represented as fully as possible at the Annual Meeting. Please sign, date and return the accompanying proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you should attend the Annual Meeting, you may vote in person, if you wish, whether or not you have sent in your proxy, and your vote at the meeting will revoke any prior proxy you may have submitted.

                                          By Order of the Board of Directors
                                          CONGOLEUM CORPORATION


                                          Howard N. Feist III
                                          Secretary

Mercerville, New Jersey
April 15, 2003

                                 PROXY STATEMENT

      This proxy statement is furnished in connection with the solicitation, by and on behalf of the Board of Directors of Congoleum Corporation (the "Company"), of proxies to be used in voting at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held on May 7, 2003 at FleetBoston Financial Corporation, America Room, 2nd Floor, 100 Federal Street, Boston, Massachusetts at 8:30 A.M. local time, and at any adjournments thereof. The principal executive offices of the Company are located at 3500 Quakerbridge Road, Mercerville, New Jersey 08619. The cost of preparing and mailing the notice, proxy statement and proxy card will be paid by the Company. It is expected that the solicitation of proxies will be by mail only, but may also be made by overnight delivery service, facsimile, personal interview or telephone by directors, officers or employees of the Company. The Company will request banks and brokers holding stock in their names or custody, or in the names of nominees for others, to forward copies of the proxy materials to those persons for whom they hold such stock and, upon request, will reimburse such banks and brokers for their out-of-pocket expenses incurred in connection therewith. This proxy statement and the accompanying proxy card were first mailed to stockholders on or about April 15, 2003.

      Proxies in the accompanying form, properly executed and duly returned to the Company and not validly revoked, will be voted at the Meeting (including adjournments) in accordance with your instructions. Proxies in the accompanying form, properly executed and duly returned to the Company and not validly revoked, but which do not indicate how the shares are to be voted as to the election of directors at the Meeting, will be voted FOR each of the Class A director nominees.

      Any stockholder giving a proxy in the accompanying form retains the power to revoke it at any time prior to the exercise of the powers conferred thereby by filing a later dated proxy, by notice of revocation filed in writing with the Secretary of the Company or by voting the shares subject to such proxy in person at the Meeting. Attendance at the Meeting in person will not be deemed to revoke the proxy unless the stockholder affirmatively indicates at the Meeting an intention to vote the shares in person.

      On March 24, 2003, there were 3,651,190 shares of the Company's Class A common stock and 4,608,945 shares of the Company's Class B common stock outstanding. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Meeting or any adjournment thereof, and those entitled to vote will have one vote for each share of Class A common stock held and two votes for each share of Class B common stock held.

      A quorum for the consideration of any question at the Meeting will consist of a majority of all stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy. A plurality of the shares represented and voting at the Meeting at which a quorum is present is required to elect directors. On all other matters, a majority of the shares represented and voting at the Meeting is required to decide the question. Shares represented by proxies marked "WITHHELD" with regard to the election of directors will be counted for purposes of determining whether there is a quorum at the Meeting, but will not be voted in the election of directors, and, therefore, will have no effect on the determination of the outcome of the vote on this matter.

      A "broker non-vote" occurs with respect to shares as to a proposal when a broker who holds shares of record in his name is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. Brokers holding your shares in their name will be permitted to vote such shares with respect to the proposal to elect two directors to be voted on at the Meeting without instruction from you, and, accordingly, broker non-votes will not occur with respect to this proposal.

           DELIVERY OF PROXY MATERIAL AND ANNUAL REPORTS TO HOUSEHOLDS

      The Securities and Exchange Commission has implemented a rule permitting companies and brokers, banks or other intermediaries to deliver a single copy of an annual report and proxy statement to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is referred to as "householding." Beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of the Company's Annual Report on Form 10-K and this proxy statement.

      If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

      Beneficial owners who reside at a shared address at which a single copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and this proxy statement is delivered may obtain a separate Annual Report on Form 10-K for the year ended December 31, 2002 and/or proxy statement without charge by sending a written request to:Congoleum Corporation, 3500 Quakerbridge Road, P.O. Box 3127, Mercerville, NJ 08619, Attention: Howard N. Feist III, or by calling the Company at 609-584-3000. The Company will promptly deliver an Annual Report on Form 10-K for the year ended December 31, 2002 and/or proxy statement upon request.

      Not all brokers, banks or other intermediaries may offer the opportunity to permit beneficial owners to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, bank or other intermediary directly. Alternately, if you want to revoke your consent to householding and receive separate annual reports and proxy statements for each beneficial owner sharing your address, you must contact your broker, bank or other intermediary to revoke your consent to householding.

                              ELECTION OF DIRECTORS

      The Board of Directors of the Company is divided into three classes, as nearly equal in size as possible, with staggered terms of three years which expire at successive Annual Meetings of Stockholders. The term of those Class A directors elected at this Meeting will expire at the Annual Meeting of Stockholders held in 2006 upon the election and qualification of their successors. Should any person named below be unable or unwilling to serve as a director, persons named as proxies intend to vote for such other person as management may recommend. Each nominee is currently a director of the Company.

      The following table sets forth the name, age and principal occupation of each of the nominees for election as director and each current director in the classes continuing in office, together with a statement as to the period during which he or she has served as a director of the Company.

                                           Business Experience and                        Expiration of
Name (Age)                                   Other Directorships                          Present Term
----------                                 -----------------------                        ------------

Nominees

CLASS A

William M. Marcus (65)           Director, Executive Vice President, and                  2003
                                 Treasurer of American Biltrite Inc. since 1966.
                                 American Biltrite is the controlling
                                 shareholder of Congoleum and owns and
                                 operates other businesses selling tape and
                                 film, rubber, jewelry and wood products.
                                 Director of the Company since 1993.

C. Barnwell Straut (77)          Managing Director of Hillside Capital                    2003
                                 Incorporated, an investment firm, since 1976.
                                 Director of the Company since 1986.

                                           Business Experience and                        Expiration of
Name (Age)                                   Other Directorships                          Present Term
----------                                 -----------------------                        ------------


Incumbent Directors

CLASS B

Mark N. Kaplan (73)              Of Counsel, Skadden, Arps, Slate,                        2004
                                 Meagher & Flom LLP, Attorneys, since 1999.
                                 Director of American Biltrite Inc.,
                                 Grey Advertising Inc., DRS Technologies,
                                 Inc., REFAC Technology Development
                                 Corporation, Volt Information Sciences, Inc.
                                 and Autobytel Inc. Director of the
                                 Company since 1995.

Richard G. Marcus (55)           Vice Chairman of the Company since 1994.                 2004
                                 Director, President and Chief Operating
                                 Officer of American Biltrite Inc. since 1983.
                                 Director of the Company since 1993.

Mark S. Newman (53)              Chairman of the Board since 1995,                        2004
                                 President and Chief Executive Officer
                                 since 1994 of DRS Technologies, Inc.,
                                 a high technology defense electronics
                                 systems company. Director of Opticare
                                 Health Systems, Inc. Director of the
                                 Company since 2000.

CLASS C

Roger S. Marcus (57)             Chairman of the Board since 1994,                        2005
                                 Chief Executive Officer and
                                 President of the Company since 1993.
                                 Chairman of the Board, Chief Executive
                                 Officer and Director of American
                                 Biltrite Inc. since 1981. Director of the
                                 Company since 1993.

John N. Irwin III (49)           Managing Director of Hillside                            2005
                                 Capital Incorporated since 1979.
                                 Director of the Company since 1986.

Cyril C. Baldwin, Jr. (75)       Chairman Emeritus and Director of                        2005
                                 Cambrex Corporation, a life sciences company,
                                 since 1999. Director of the Company since 1995.

Note: Roger S. Marcus and Richard G. Marcus are brothers and William M. Marcus is their cousin.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION
                  OF EACH OF THE NOMINEES FOR CLASS A DIRECTOR.

                               EXECUTIVE OFFICERS

   The following table sets forth certain information relating to the executive officers of the Company.

                                                                                    Executive Officer
Executive Officer (Age)                           Position                               Since
-----------------------                           --------                          -----------------

Roger S. Marcus (57)             Chairman, President and Chief Executive Officer         1993

Dennis P. Jarosz (57)            Sr. Vice President - Sales & Marketing                  1995

Thomas A. Sciortino (56)         Sr. Vice President - Administration                     1993

Sidharth Nayar (42)              Sr. Vice President - Finance                            1999
                                 (prior thereto Vice President / Controller
                                 since 1994)

John L. Russ III (62)            Sr. Vice President - Operations                         2002
                                 (prior thereto he served as Executive
                                 Vice President for Borden Chemicals, Inc.
                                 (Forest Products Division) since 1997.
                                 Prior to that he was Executive
                                 Vice President of Borden Chemicals and
                                 Plastics (since 1987).

Richard G. Marcus (55)           Vice Chairman                                           1994

Howard N. Feist III (46)         Chief Financial Officer and Secretary                   1988

                    CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

      The following table, together with the accompanying text and footnotes, sets forth, as of March 26, 2003, (a) the holdings of the common stock (Class A and Class B) of each director of the Company and of each person nominated to become a director of the Company, (b) the holdings of the common stock (Class A and Class B) of each person named in the Summary Compensation Table that appears later in this proxy statement, (c) of all officers and directors as a group, and
(d) the names, addresses and holdings of the common stock (Class A and Class B) of each person, who to the Company's knowledge, beneficially owns 5% or more of the common stock.

                                                               Amount and
                                              Title of          Nature of                             Percent of
Name and Address                              Class of          Beneficial           Percent of        Combined
of Beneficial Owner                        Shares Owned (1)    Ownership(15)            Class        Voting Power
-------------------                        ----------------    -------------            -----        ------------

Directors and Executive Officers

Roger S. Marcus .........................     Class A            151,100(5)(3)            4.1%             1.2%
                                              Class B          4,395,605(1)(2)(3)(4)     95.4%            68.3%
William M. Marcus .......................     Class A            151,100(5)(3)            4.1%             1.2%
                                              Class B          4,395,605(1)(2)(3)(4)     95.4%            68.3%
Richard G. Marcus .......................     Class A            151,100(5)(3)            4.1%             1.2%
                                              Class B          4,395,605(1)(2)(3)(4)     95.4%            68.3%
Cyril C. Baldwin, Jr. ...................     Class A              4,500(11)                *                *
C. Barnwell Straut ......................     Class A              3,500(12)                *                *
Mark S. Newman ..........................     Class A              2,000(13)                *                *
Mark N. Kaplan ..........................     Class A             18,500(14)                *                *
John N. Irwin III .......................     Class B            213,340(1)(6)            4.6%             3.3%
Dennis P. Jarosz ........................     Class A              2,500                    *                *
Sidharth Nayar ..........................     Class A                285                    *                *
Thomas A. Sciortino .....................     Class A                615                    *                *
John L. Russ III ........................     Class A                 --                    *                *
Howard N. Feist III .....................     Class A              2,177                    *                *
All directors and executive officers as a     Class A            187,677                  5.1%             1.5%
group (13 persons)                            Class B          4,608,945                100.0%            71.6%

5% Beneficial Owners, other than persons included above

Dimensional Fund Advisors, Inc. .........     Class A            331,000(7)(8)            9.1%             2.6%
1299 Ocean Avenue, Suite 650
Santa Monica, CA 90491
Royce & Associates, Inc. ................     Class A            247,100(8)(9)            6.8%             1.9%
1414 Avenue of the Americas
New York, NY 10019
Clark Estates Inc. ......................     Class A             236,900(10)             6.5%             1.8%
30 Wall Street
New York, NY 10005
American Biltrite Inc. ..................     Class A            151,100(5)(3)            4.1%             1.2%
57 River Street                               Class B          4,395,605(1)(3)           95.4%            68.3%
Wellesley Hills, MA 02481

----------
*Less than 1%

(1) The shares of the Company's Class B common stock are convertible into an equal number of shares of the Company's Class A common stock without the requirement of any further action upon their sale or other transfer by Hillside Capital Incorporated ("Hillside Capital") or American Biltrite Inc. ("American Biltrite") to a person or entity other than one of its affiliates. In addition, shares of Class B common stock may be converted into an equal number of shares of Class A common stock at any time at the option of the holders thereof and shall be converted into an equal number of shares of Class A common stock upon the adoption of a resolution to such effect by a majority of the entire Board of Directors of the Company and the holders of a majority of the outstanding shares of Class B common stock voting as a separate class. In the event of a "change in control" of American Biltrite, all of its shares of Class B common stock shall be automatically converted into an equal number of shares of Class A common stock without the requirement of any further action.

(2) Refers to the shares of Class B common stock shown as owned of record by American Biltrite with respect to which each of the named individuals may be deemed to be the beneficial owner. Each of the named individuals is a director of the Company and a director, officer and stockholder of American Biltrite. Each of the named individuals disclaims beneficial ownership of such shares. The address of each of the named individuals is c/o American Biltrite Inc., 57 River Street, Wellesley Hills, MA 02481.

(3) A majority of the outstanding shares of American Biltrite are beneficially owned by Natalie S. Marcus, Cynthia S. Marcus and the named individuals, who have identified themselves as persons who have in the past taken, and may in the future take, actions which direct or cause the direction of the management of American Biltrite and their voting of shares of American Biltrite in a manner consistent with each other, and who therefore may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934. Natalie S. Marcus is the mother of Roger S. Marcus and Richard G. Marcus and the aunt of William M. Marcus. Cynthia S. Marcus is the wife of William M. Marcus.

(4) Richard G. Marcus and Roger S. Marcus are brothers and William M. Marcus is their cousin.

(5) Refers to the shares of Class A common stock shown as owned of record by American Biltrite with respect to which each of the named individuals may be deemed to be the beneficial owner. Each of the named individuals is a director of the Company and a director, officer and stockholder of American Biltrite. Each of the named individuals disclaims beneficial ownership of such shares. The address of each of the named individuals is c/o American Biltrite Inc., 57 River Street, Wellesley Hills, MA 02481.

(6) Refers to the shares of Class B common stock shown as owned of record by Hillside Capital with respect to which Mr. Irwin may be deemed the beneficial owner. Mr. Irwin is a director of the Company and a director and officer of Hillside Capital and indirectly owns a majority of the issued and outstanding shares of its capital stock. Mr. Irwin disclaims beneficial ownership of such shares. The address of Mr. Irwin is, c/o Brookside International Incorporated, 80 Field Point Road, 3rd Floor, Greenwich, CT 06830.

(7)   Dimensional Fund Advisors, Inc. is an investment adviser registered under
      Section 203 of the Investment Advisers Act of 1940 and is considered the "beneficial owner" in the aggregate of 331,000 shares of the Company's Class A common stock.

(8) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission which indicates that such shares were acquired solely for investment purposes as of December 31, 2002.

(9) Royce & Associates, Inc. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and is considered the "beneficial owner" in the aggregate of 247,100 shares of the Company's Class A common stock.

(10) Clark Estates Inc. is a New York corporation which provides management and administrative services relating primarily to financial matters for several individual members of the Clark family and to certain institutional and trust accounts affiliated with the Clark family and is considered the "beneficial owner" in the aggregate of 236,900 shares of the Company's Class A common stock.

(11) Cyril C. Baldwin, Jr. has the right to acquire 2,500 shares which are issuable upon exercise of options currently exercisable within 60 days of the date of this proxy statement.

(12) C. Barnwell Straut has the right to acquire 2,500 shares which are issuable upon exercise of options currently exercisable within 60 days of the date of this proxy statement.

(13) Mark S. Newman has the right to acquire 2,000 shares which are issuable upon exercise of options currently exercisable within 60 days of the date of this proxy statement.

(14) Mark N. Kaplan has the right to acquire 2,500 shares which are issuable upon exercise of options currently exercisable within 60 days of the date of this proxy statement.

(15) Unless otherwise noted, the nature of beneficial ownership is sole voting and/or investment power.

      The following table sets forth the number of shares of common stock, par value $.01, of American Biltrite owned as of March 24, 2003 by (a) each director of the Company and each person nominated to become a director of the Company,
(b) each person who is named in the Summary Compensation Table that appears later in this proxy statement and (c) all executive officers and directors of the Company as a group.

                                                             Amount and            Percent of
                                                             Nature of              American
Name and Address                                             Beneficial           Biltrite Inc.
of Beneficial Owner                                         Ownership(1)          Common Stock
-------------------                                         ------------          ------------

Richard G. Marcus ....................................        578,017(2)(3)           16.2%
Roger S. Marcus ......................................        575,416(2)(4)           16.2%
William M. Marcus ....................................        403,334(2)(5)           11.4%
Mark N. Kaplan .......................................          4,500(6)                 *
All directors and executive officers as a group ......      2,313,241                 60.1%
(15 persons)

----------
* Less than 1%

(1) Unless otherwise noted, the nature of beneficial ownership is sole voting and/or investment power.

(2) As of the date shown, these shares were among the 2,244,037 shares, or 59.3%, of the outstanding shares of American Biltrite common stock beneficially owned by the following persons, who have identified themselves as persons who have taken, and reasonably anticipate continuing to take, actions which direct or may cause the direction of the management and policies of American Biltrite and the voting of their shares of American Biltrite common stock in a manner consistent each with the other, and who therefore may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended :
      Natalie S. Marcus, Richard G. Marcus, Roger S. Marcus, William M. Marcus and Cynthia S. Marcus (the address of each is c/o American Biltrite Inc., 57 River Street, Wellesley Hills, MA 02481).

(3) Richard G. Marcus has sole voting and investment power over 312,017 shares. Mr. Marcus is also a co-trustee with Natalie S. Marcus and Roger
      S. Marcus over 144,000 shares. Mr. Marcus also has the right to acquire 122,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Richard G. Marcus's wife, Beth A. Marcus, directly owns 5,310 shares, of which shares Mr. Marcus disclaims beneficial ownership.

(4) Roger S. Marcus has sole voting and investment power over 309,416 shares. Mr. Marcus is also a co-trustee with Natalie S. Marcus and Richard G. Marcus over 144,000 shares. Mr. Marcus also has the right to acquire 122,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Roger S. Marcus's daughter, Elissa G. Marcus, owns 8,030 shares, of which shares Mr. Marcus disclaims beneficial ownership.

(5) William M. Marcus has sole voting and investment power over 305,734 shares. Mr. Marcus also has the right to acquire 97,600 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. William M. Marcus's wife, Cynthia S. Marcus, owns 9,400 shares, of which shares Mr. Marcus disclaims beneficial ownership.

(6) Mark N. Kaplan has the right to acquire 2,500 shares which are issuable upon exercise of options currently exercisable within 60 days of the date of this proxy statement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, requires the Company's directors, executive officers and holders of more than 10% of the common stock and other equity securities of the Company to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of the Company. The Company believes that during the year ended December 31, 2002, its officers, directors and holders of more than 10% of the Company's common stock complied with all Section 16(a) filing requirements.

                      DIRECTOR COMPENSATION AND COMMITTEES

      During 2002, the Board of Directors of the Company held six meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which he serves. Each director who was not an officer or employee of the Company or American Biltrite received a director's fee of $15,000 per year and $2,000 for each Board meeting and $3,000 for each Audit Committee meeting attended during 2002.

      Directors may elect to defer the receipt of all or a part of their fees. Amounts so deferred earn interest, compounded quarterly, at a rate equal to the FleetBoston Financial Corporation base rate at the end of each quarter.

      Directors are also eligible to have their contributions to qualified charitable organizations matched by the Company in an aggregate amount up to $5,000 per director per year.

      On July 1, 1999 a Non-Qualified, Non-Employee Directors Stock Option Plan was created to grant non-employee directors options to purchase shares of the Company's Class A common stock. A total of 50,000 shares of Class A common stock has been reserved for issuance under the plan. Each option granted will become exercisable six months from the grant date. During 2002, options to purchase 12,000 shares were granted under the plan which included 9,500 shares that were canceled and reissued in 2002 as part of the offer made by the Company in December 2001 to exchange outstanding options for new options, as more fully discussed under "Compensation Committee Report - Stock Options" and "Option Repricing."

      There are two standing committees of the Board - an Audit Committee and a Compensation Committee. The Company has an Audit Committee composed of independent directors. Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the Audit Committee Report included in this annual proxy statement. The Audit Committee is governed by a written charter adopted by the Board of Directors.

                             AUDIT COMMITTEE REPORT

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company including the matters required to be discussed by Statement on Auditing Standards No. 61, has received and reviewed written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and considered the compatibility of nonaudit services with the auditors' independence.

      The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met quarterly with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during fiscal year 2002.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also approved the selection of the Company's independent auditors.

                                 AUDIT COMMITTEE

                                 Mark S. Newman, Chairman
                                 Cyril C. Baldwin, Jr.
                                 Mark N. Kaplan

      The Company has a Compensation Committee consisting of three members, all of whom are non-employee directors. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation including base salaries, bonuses and criteria for their award, stock option plans, stock option grants, health and life insurance and other benefits. The Compensation Committee met one time during 2002. The members of the Compensation Committee are Mark N. Kaplan, Chairman, Cyril C. Baldwin, Jr. and Mark S. Newman. The Company does not have a Nominating Committee.

                          COMPENSATION COMMITTEE REPORT

Overall Policy

      The Company's executive compensation program is designed to reflect both corporate performance and individual responsibilities and performance. The Compensation Committee administers the Company's overall compensation strategy in an attempt to relate executive compensation appropriately to the Company's overall growth and success and to the executive's duties and demonstrated abilities. The objectives of this strategy are to attract and retain the best possible executives, to motivate these executives to achieve the Company's business goals and to provide a compensation package that recognizes individual contributions as well as overall business results.

      Each year the Compensation Committee conducts a review of the Company's executive compensation. This review includes consideration of the relationship between an executive's current compensation and his current duties and responsibilities; the compensation of executive officers with similar duties and responsibilities; and inflationary trends. The annual compensation reviews permit an ongoing evaluation of the relationship between the size and scope of the Company's operations, its performance and its executive compensation. The Compensation Committee also considers the legal and tax effects (including without limitation the effects of Section 162(m) of the Internal Revenue Code of 1986, as amended) of the Company's executive compensation program in order to provide the most favorable legal and tax consequences for the Company and its executive officers in light of the Company's executive compensation strategy.

      The Compensation Committee determines the compensation of the individuals whose compensation is detailed in this proxy statement and sets policies for and reviews the compensation awarded to the most highly compensated corporate executives. This process is designed to provide consistency throughout the executive compensation program. In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement, the Compensation Committee takes into account the views of Roger S. Marcus, the Company's Chief Executive. Because Mr. Marcus provides his services to the Company pursuant to a Personal Services Agreement between the Company and American Biltrite, the Compensation Committee does not review Mr. Marcus' compensation. The Personal Services Agreement is administered by the disinterested directors of the Board as a whole.

      The key elements of the Company's executive compensation consist of base salary, annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements are discussed below. In addition, although the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, insurance and other benefits, as well as the program described below.

Base Salaries

      Base salaries for executive officers are determined by considering historical salaries paid by the Company to officers having certain duties and responsibilities and then evaluating the current responsibilities of the position, the scope of the operations under management and the experience of the individual. Annual salary adjustments are determined by evaluating on an individual basis new responsibilities of the executive's position, changes in the scope of the operations managed, the performance of such operations, the performance of the executive in the position and annual increases in the cost of living.

Annual Bonus

      The Company's executive officers are eligible for an annual cash bonus. Annual bonuses are determined on the basis of corporate performance. The most significant corporate performance measure for bonus payments is earnings of the Company. In determining annual bonuses, the Compensation Committee also considers the views of Mr. Marcus as Chief Executive Officer and discusses with him the appropriate bonuses for all executives.

Stock Options

      Under the Company's 1995 Stock Option Plan, as amended (the "1995 Stock Option Plan"), stock options may be granted to the Company's executive officers. The Compensation Committee sets guidelines for the size of stock option awards based on factors similar to those used to determine base salaries and annual bonus. Stock options are designed to align the interests of executives with those of the stockholders.

      Under the 1995 Stock Option Plan, stock options are typically granted with an exercise price equal to the market price of the Company's Class A common stock on the date of grant and vest over time. This approach is designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over time.

      During 2001 the Compensation Committee considered the effectiveness of outstanding options in motivating high levels of performance and recognizing contributions made by the Company's employees and directors. Because the outstanding options had exercise prices that were significantly higher than the current market price of the common stock, the Committee concluded it was unlikely these options would be exercised in the foreseeable future. The Committee further concluded that making an offer to exchange the outstanding options for new options with an exercise price equal to the fair market value of the stock on the grant date would provide employees with the benefit of owning options that over time might have a greater potential to increase in value and thus provide a better performance incentive to maximize shareholder value.

      In December 2001, the Compensation Committee and the Board of Directors each separately approved an offer to exchange outstanding options for new options. Pursuant to the offer to exchange, eligible option holders of the Company were allowed to exchange all options granted to them by the Company under the 1995 Stock Option Plan or the Company's 1999 Stock Option Plan for Non-Employee Directors (the "1999 Plan") for new options to be granted under those same plans not earlier than six months and one day after the date the Company canceled the options tendered to and accepted by it. The offer to exchange expired at 12:00 Midnight, Eastern time, on January 3, 2002. Pursuant to the offer to exchange, the Company accepted for cancellation options to purchase 677,000 shares of its Class A common stock representing approximately 99% of the aggregate number of shares of the Company's Class A common stock that were subject to the options that were eligible to be tendered for exchange. On July 11, 2002, the Company issued 665,500 options under the 1995 Stock Option Plan and 9,500 options under the 1999 Plan at an exercise price of $2.05 per share pursuant to the exchange. The new options granted under the 1995 Stock Option Plan will generally vest annually in equal installments over a five-year period beginning on the first anniversary of the date of grant, and the new options granted under the 1999 Plan will generally vest 100% six months from the date of grant.

Conclusion

      Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance. The Compensation Committee intends to continue the policy of linking executive compensation to corporate and individual performance, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                             COMPENSATION COMMITTEE

                             Mark N. Kaplan, Chairman
                             Cyril C. Baldwin, Jr.
                             Mark S. Newman

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation Committee during 2002 were Mark N. Kaplan, Cyril C. Baldwin, Jr. and Mark S. Newman, none of whom is or was at any time during 2002 or at any previous time an officer or employee of the Company. Mark
N. Kaplan is presently Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP, a law firm retained by the Company in 2002 and 2003 and proposed to be retained at times during the remainder of 2003. Mr. Kaplan is also a director of American Biltrite.

                             EXECUTIVE COMPENSATION

     The table that follows sets forth information concerning the compensation earned by or paid to the Company's Chairman of the Board and Chief Executive Officer and the Company's four other most highly compensated executive officers for services rendered to the Company in all capacities during each of the last three years. The table also identifies the principal capacity in which each of the named executives served the Company during 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                          Annual Compensation                          Compensation
                                  -------------------------------------------------     Securities
                                                                     All Other          Underlying
                                                                       Annual             Options             All Other
Name and Principal Position       Year    Salary($)   Bonus($)  Compensation($) (1)      (Shares)        Compensation ($)(2)
---------------------------       ----    ---------   --------  -------------------      --------        -------------------

Roger S. Marcus ..............    2002           *         *            --               200,000(3)                 *
  Chairman, President and         2001           *         *            --                    --                    *
  Chief Executive Officer         2000           *         *            --                    --                    *

John L. Russ III .............    2002      93,462        --        48,611                    --                   --
  Senior Vice President -         2001          --        --            --                    --                   --
  Operations                      2000          --        --            --                    --                   --

Dennis P. Jarosz .............    2002     177,250        --            --                22,500(3)             7,125
  Senior Vice President -         2001     166,000        --            --                    --                6,583
  Sales & Marketing               2000     160,000        --            --                 7,500                8,032

Sidharth Nayar ...............    2002     151,667        --            --                17,500(3)             6,549
  Senior Vice President -         2001     143,167        --            --                    --                5,733
  Finance                         2000     138,166        --            --                14,000                6,935

Thomas A. Sciortino ..........    2002     170,000        --            --                22,500(3)             6,549
  Senior Vice President -         2001     163,000        --            --                    --                6,553
  Administration                  2000     157,000        --            --                 7,500                7,881

----------
(1)   Amount shown represents relocation expenses.

(2) Amounts shown for each officer consist of amounts contributed by the Company to the Company's 401(k) Plan for the designated fiscal year that are allocated to such officer.

(3) In December 2001, the Compensation Committee and the Board of Directors each separately approved an offer to exchange outstanding options for new options. Pursuant to the offer to exchange, eligible option holders of the Company were allowed to exchange all options granted to them under the 1995 Plan for new options to be granted under such plan. On July 11, 2002, the Company issued new options at an exercise price of $2.05 per share pursuant to the exchange.

(*) Pursuant to the terms of a Personal Services Agreement between American Biltrite and the Company, American Biltrite agreed that Roger S. Marcus would devote substantially all of his business time to serving as Chief Executive Officer of the Company and Richard G. Marcus would serve as Vice Chairman of the Company. In consideration of this agreement, the Company agreed to pay American Biltrite a personal services fee and a contingent incentive fee, conditioned upon the attainment of financial and business objectives as determined by the Board of Directors of the Company. The Company paid $562,000, $580,000 and $590,000 in personal services fees to American Biltrite for the years ending December 31, 2000, 2001 and 2002, respectively.

                        OPTION GRANTS IN FISCAL YEAR 2002

                                                                                                   Potential Realizable
                                                   Individual Grants                                 Value at Assumed
                              ---------------------------------------------------------------        Annual Rates of
                                Number of                                                              Stock Price
                               Securities     Percent of Total    Exercise                           Appreciation for
                               Underlying         Options         Or Base                             Option Term(2)
                                 Options         Granted In        Price                         ---------------------
         Name                 Granted(1)(3)  Fiscal Year(1)(3)  (per share)   Expiration Date       5%           10%
         ----                 -------------  -----------------  -----------   ---------------    -------       -------

Roger S. Marcus ..........      200,000             29.9%         $2.050           07/11/12      257,847       653,434
Dennis P. Jarosz .........       22,500              3.4%          2.050           07/11/12       29,008        73,511
Sidharth Nayar ...........       17,500              2.6%          2.050           07/11/12       22,562        57,176
Thomas A. Sciortino ......       22,500              3.4%          2.050           07/11/12       29,008        73,511

----------
(1) All options granted in fiscal year 2002 were granted pursuant to the 1995 Stock Option Plan. All options granted to the named executive officers vest over five years at the rate of 20% per year beginning on the first anniversary of the date of the grant, subject to acceleration as the Compensation Committee, in its sole discretion, deems appropriate.

(2) These amounts represent certain assumed rates of appreciation which are provided for illustrative purposes only. Actual gains, if any, on stock option exercises and Class A common stock holdings are dependent on the future performance of the Class A common stock and overall stock market conditions. There is no assurance that the amounts reflected will be realized.

(3) In December 2001, the Compensation Committee and the Board of Directors each separately approved an offer to exchange outstanding options for new options. Pursuant to the offer to exchange, eligible option holders of the Company were allowed to exchange all options granted to them under the 1995 Plan for new options to be granted under such plan. On July 11, 2002, the Company issued new options at an exercise price of $2.05 per share pursuant to the exchange.

                                                                                            Value of Unexercised
                                                               Number of Unexercised        In the Money Options
                                    Shares                      Options at 12/31/02              at 12/31/02
                                  Acquired on     Value     ---------------------------  ---------------------------
Name                               Exercise      Realized   Exercisable   Unexercisable  Exercisable   Unexercisable
----                               --------      --------   -----------   -------------  -----------   -------------

Roger S. Marcus ............         --             --          --            200,000       $    0       $     0
Dennis P. Jarosz ...........         --             --          --             22,500            0             0
Sidharth Nayar .............         --             --          --             17,500            0             0
Thomas A. Sciortino ........         --             --          --             22,500            0             0

                                OPTION REPRICING

     The table below provides information concerning the replacement of stock options pursuant to our offer to exchange and a repricing of previously granted options for each of the named executive officers.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                                 Length of
                                                    Number of                                                     Original
                                                   Securities       Market Price      Exercise                  Option Term
                                                    Underlying       of Stock at      Price at                  Remaining at
                                                   Options/SARs        Time of        Time of         New         Date of
                                                   Repriced or       Repricing or   Repricing or   Exercise     Repricing or
Name                                    Date         Amended          Amendment      Amendment     Price(4)      Amendment
----                                    ----         -------          ---------      ---------     --------      ---------

Roger S. Marcus, President .....    01/03/02(1)     150,000           $2.05(2)       $13.00         $2.05     3 years, 28 days(5)
  and Chief Executive Officer       01/03/02(1)      50,000            2.05(2)         9.00          2.05     6 years, 317 days(6)

Dennis P. Jarosz, ..............    11/17/98(3)       3,500            9.00(9)        13.00          9.00     6 years, 76 days(5)
  Sr. Vice President --             11/17/98(11)      6,500            9.00(9)        10.625         9.00     7 years, 76 days(13)
  Sales & Marketing                 11/17/98(12)      5,000            9.00(9)        14.25          9.00     8 years, 77 days(14)
                                    01/03/02(1)      15,000(10)        2.05(2)         9.00          2.05     6 years, 317 days(6)
                                    01/03/02(1)       7,500            2.05(2)         3.50          2.05     8 years, 309 days(7)

Sidharth Nayar .................    11/17/98(3)       3,500            9.00(9)        13.00          9.00     6 years, 76 days(5)
  Sr. Vice President -- Finance     01/03/02(1)       3,500(10)        2.05(2)         9.00          2.05     6 years, 317 days(6)
                                    01/03/02(1)       6,500            2.05(2)         3.625         2.05     8 years, 29 days(8)
                                    01/03/02(1)       7,500            2.05(2)         3.50          2.05     8 years, 309 days(7)

Thomas A. Sciortino, ...........    11/17/98(3)      10,000            9.00(9)        13.00          9.00     6 years, 76 days(5)
  Sr. Vice President --             11/17/98(12)      5,000            9.00(9)        14.25          9.00     8 years, 77 days(14)
  Administration                    01/03/02(1)      15,000(10)        2.05(2)         9.00          2.05     6 years, 317 days(6)
                                    01/03/02(1)       7,500            2.05(2)         3.50          2.05     8 years, 309 days(7)

----------
(1) Pursuant to our offer to exchange, the options were canceled on January 3, 2002. Replacement options were granted on July 11, 2002.
(2) The market price was determined as the closing price as reported by AMEX on July 11, 2002.
(3) On November 17, 1998, outstanding options were repriced from $13.00 to $9.00.
(4) The exercise price of the options is the closing price as reported by AMEX on the grant date.
(5) The original options were granted on February 2, 1995 and were due to expire on February 2, 2005.
(6) The original options were granted on November 17, 1998 and were due to expire on November 17, 2008.
(7) The original options were granted on November 8, 2000 and were due to expire on November 8, 2010.
(8) The original options were granted on February 2, 2000 and were due to expire on February 2, 2010.
(9) The market price was determined as of the closing price as reported by AMEX on November 17, 1998.
(10)  The original options were repriced on November 17, 1998.
(11) On November 17, 1998, outstanding options were repriced from $10.625 to $9.00.
(12) On November 17, 1998, outstanding options were repriced from $14.25 to $9.00.
(13) The original options were granted on February 2, 1996 and were due to expire on February 2, 2006. (14) The original options were granted on February 3, 1997 and were due to expire on February 3, 2007.

                          DEFINED BENEFIT PENSION PLAN

      In addition to the remuneration set forth above, the Company maintains a tax-qualified defined benefit pension plan (the "Pension Plan") for all salaried (non-hourly) employees. The following table shows, for various income and service levels, the annual benefits payable under the Pension Plan, commencing at normal retirement at age 65. These benefits are presented on a five years certain and life thereafter basis and reflect any reduction for Social Security or other offset amounts that may apply.

                      APPROXIMATE ANNUAL PENSION AT AGE 65

                                                Years of Credited Service
                                 -----------------------------------------------
Final Average
Annual Compensation                 15        20        25        30        35
-------------------              -------   -------   -------   -------   -------
$100,000 ...................     $11,100   $14,800   $18,600   $22,300   $26,000
 125,000 ...................      14,500    19,300    24,200    29,000    33,900
 150,000 ...................      17,900    23,800    29,800    35,800    41,700
 175,000 ...................      21,300    28,300    35,400    42,500    49,600
 200,000 ...................      24,600    32,800    41,100    49,300    57,500
 225,000 ...................      24,600    32,800    41,100    49,300    57,500
 250,000 ...................      24,600    32,800    41,100    49,300    57,500

      The Pension Plan provides non-contributory benefits based upon years of service and average annual earnings for the 60 consecutive calendar months in which the participating employee had the highest level of earnings during the 120 consecutive calendar months preceding retirement.

      The amounts reflected in the preceding table are based on the present Pension Plan formula. Actual benefits will differ depending on the employee's years of service and whether the employee was previously employed by the Company or American Biltrite.

      The compensation used to determine a person's benefits under the Pension Plan includes such person's salary (including amounts deferred as salary reduction contributions to any applicable tax-qualified plans maintained under Sections 401(k) or 125 of the Code as amended) and annual bonuses. The Internal Revenue Service has limited the maximum compensation for benefit purposes to $200,000 in 2002. Salary and bonus amounts listed in the Summary Compensation Table are items of compensation covered by the Pension Plan.

      The table below sets forth certain information relating to the Pension Plan with respect to the five most highly compensated executive officers of the Company at December 31, 2002. Roger S. Marcus is not eligible to participate in the Pension Plan because he is an employee of American Biltrite. John L. Russ III is not yet eligible to participate in the Pension Plan since he has not completed one year of service.

                                                  2002                Credited
                                              Remuneration             Years
Name                                         Covered by Plan         of Service
----                                         ---------------         ----------

Roger S. Marcus ....................                 --                  --
Dennis P. Jarosz ...................           $177,250                  30
Sidharth Nayar .....................            151,667                  16
Thomas A. Sciortino ................            170,000                  29
John L. Russ III ...................                 --                  --

                  EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

      Pursuant to the terms of a Personal Services Agreement dated March 11, 1993, as amended, between the Company and American Biltrite, American Biltrite agreed that Roger S. Marcus would serve as the Chief Executive Officer of the Company and in connection therewith, would devote substantially all of his time to his duties in such capacity; provided, however, that Mr. Marcus would be entitled to remain as a director and executive officer of American Biltrite. The Personal Services Agreement had an initial term of five years, which term has been extended through March 11, 2008, subject to earlier termination in the event of death, disability, cause or the termination of Mr. Marcus' affiliation with American Biltrite, and may be further extended for successive one-year periods if the parties so elect. Effective February 8, 1995, the Personal Services Agreement was amended to provide, among other things, that Richard G. Marcus will serve as Vice Chairman of the Company. For the year ended December 31, 2002, the Company paid $590,000 pursuant to the amended Personal Services Agreement.

      Under the terms of the 1995 Stock Option Plan, as amended, all outstanding options granted under that plan become immediately fully vested and exercisable if: (i) any person (other than an exempt person (as defined in the succeeding sentence)) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of that two-year period constitute the Company's entire Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction of the type referred to in clauses (i),
(iii) or (iv) of this paragraph) whose election to the Company's Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of that two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Company's Board of Directors; (iii) the Company's stockholders approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the Company's voting securities outstanding immediately prior to the consummation of that transaction representing 50% or more of the combined voting power of the surviving or parent entity outstanding immediately after the merger of consummation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than an exempt person) acquires 50% or more of the combined voting power of the Company's then outstanding securities; or (iv) the Company's stockholders approve a plan of complete liquidation of the Company or an agreement for the sale of all, or substantially all of, the Company's assets. For purposes of the 1995 Stock Option Plan, an "exempt person" means (a) the Company, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (c) any corporation owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of the Company, or (d) any person or group of persons who, immediately prior to the adoption of the 1995 Stock Option Plan, owned more than 50% of the combined voting power of the Company's then outstanding voting securities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to the terms of a Business Relations Agreement between the Company and American Biltrite, as amended (the "Business Relations Agreement"), (i) the Company granted American Biltrite the right to purchase the Company's vinyl and vinyl composition tile at a price equal to the lower of 120% of the Company's fully absorbed manufacturing costs for such tile and the lowest price paid by any of the Company's other customers and the exclusive right and license (including the right to sublicense) to distribute such tile in Canada, subject to the Company's right to make direct sales in Canada, (ii) American Biltrite granted the Company the non-exclusive right to purchase floor tile and urethane from American Biltrite at a price equal to the lower of 120% of American Biltrite's fully absorbed manufacturing costs for such products and the lowest price charged by American Biltrite to any of its other customers, (iii) the Company agreed to provide American Biltrite with data processing services for a period of 18 months following the consummation of the transactions contemplated by the Acquisition at a cost equal to American Biltrite's internally allocated costs for such data processing services immediately prior to such consummation,
(iv) the Company agreed to reimburse American Biltrite for any insurance premiums retroactively imposed relating to claims against American Biltrite in connection with the business or operation of American Biltrite's Amtico Tile Division (other than certain specified claims) and (v) American Biltrite agreed to provide its tape division supply paper slitting services to the Company at a cost equal to American Biltrite's internally allocated costs for providing such services immediately prior to on or about February 28, 1993. The agreements referred to in clauses (i) and (ii) above terminate on the fifteenth anniversary of the date of the Business Relations Agreement, subject to renewal for successive one-year periods if the parties so elect. The agreement referred to in clause (v) above is terminable at any time by the Board of Directors of the Company or American Biltrite. The Business Relations Agreement has an initial term of fifteen years and may be extended for successive one-year periods if the parties so elect. For the twelve months ended December 31, 2002, the Company had purchases of $10.1 million from and sales of $0.2 million to American Biltrite pursuant to this Business Relations Agreement.

      The Company and American Biltrite are parties to a Joint Venture Agreement entered into in December 1992 (the "Joint Venture Agreement"), pursuant to which American Biltrite ultimately contributed the assets and certain liabilities of its United States flooring business to the Company in return for cash and an equity interest in the Company. Pursuant to the Joint Venture Agreement, American Biltrite is obligated to indemnify the Company for liabilities incurred by the Company which were not assumed by the Company pursuant to the Joint Venture Agreement, and the Company is obligated to indemnify American Biltrite for, among other things, all liabilities relating to American Biltrite's former United States tile flooring operations. From January 1, 2002 through April 4, 2003, American Biltrite paid the Company $0, and the Company paid American Biltrite $261,187, pursuant to their respective indemnification obligations under the Joint Venture Agreement.

      During 2002, the Company retained the services of the law firm Skadden, Arps, Slate, Meagher & Flom LLP for a variety of legal matters. The Company has retained Skadden, Arps, Slate, Meagher & Flom LLP during 2003 and proposes to retain that firm at times during the remainder of 2003. Mr. Kaplan is of counsel to Skadden, Arps, Slate, Meagher & Flom LLP.

      During 2002, the Company employed Mr. Richard G. Marcus' son in a marketing position with compensation paid (including salary, value of company provided automobile, 401(k) match and pay in lieu of medical benefits, as applicable) of $66,650 and engaged his daughter to provide consulting services for which she was paid $885. During 2002, the Company employed Mr. Roger S. Marcus' two daughters, both in marketing positions and his son-in-law in an administrative position, with compensation paid (including salary, value of company provided automobile, 401(k) match, and pay in lieu of medical benefits, as applicable) for 2002 of $71,749, $73,334, and $53,667 respectively. The Company also employed the son and son-in-law of Mr. Dennis P. Jarosz during 2002, with compensation paid (including salary, value of company provided automobile, 401(k) match, and pay in lieu of medical benefits, as applicable) for 2002 of $44,938 and $93,000, respectively. These relationships are expected to continue during 2003.

                       CUMULATIVE TOTAL SHAREHOLDER RETURN

     The graph that follows compares the cumulative total shareholder return of the Company's Class A common stock to the cumulative returns of the American Stock Exchange Market Value Index and a Peer Group Index which includes companies in Media General Financial Services Industry Group 634 - General Building Materials.

                        [LINE GRAPH IN PRINTED MATERIALS]

Measurement Period            12/31/97  12/31/98  12/31/99  12/31/00  12/31/01  12/31/02
------------------            --------  --------  --------  --------  --------  --------

Congoleum Corporation ....     100.00     77.27     36.36     19.89     15.00      3.82

MG Group Index ...........     100.00    114.17     97.68     99.71    109.03    105.84

AMEX Market Index ........     100.00     98.64    122.98    121.47    115.87    111.25

                  RELATIONSHIP WITH INDEPENDENT PUBLIC AUDITORS

      The Board of Directors of the Company has selected Ernst & Young LLP as independent auditors to audit the financial statements of the Company for 2003. Fees billed by Ernst & Young LLP for 2002 are as follows:

Audit Fees

      The aggregate fees and expenses billed by Ernst & Young LLP for professional services rendered for the audit of the financial statements of the Company for 2002 and the reviews of the Company's quarterly financial statements included in the Company's Forms 10-Q for 2002 were $205,119.

Financial Information Systems Design and Implementation Fees

      There were no fees billed by Ernst & Young LLP for services related to financial information systems design and implementation rendered to the Company during 2002.

All Other Fees

      The aggregate fees and expenses billed by Ernst & Young LLP for all other services rendered to the Company for 2002 other than those mentioned above were $48,550 which related to audits of the Company's pension plans, as well as consultation related to tax planning and compliance.

      The Company's Audit Committee has considered whether the provision of the non-audit services provided by Ernst & Young LLP to the Company is compatible with maintaining Ernst & Young's independence and concluded that it is.

      Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the year 2004 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company's principal executive offices by December 17, 2003. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company at the Company's principal executive offices by March 1, 2004.

                                  OTHER MATTERS

      The management has no knowledge of any other matters which may come before the Meeting and does not itself intend to present any such other matters. However, if any such other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

                                     By Order of the Board of Directors
                                     CONGOLEUM CORPORATION


                                     Howard N. Feist III
                                     Secretary

Mercerville, New Jersey
April 15, 2003

|_| PLEASE MARK VOTES            REVOCABLE PROXY
    AS IN THIS EXAMPLE         CONGOLEUM CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD WEDNESDAY, MAY 7, 2003

      The undersigned hereby appoints Roger S. Marcus, Richard G. Marcus and Howard N. Feist III, jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all the shares of Class A common stock, par value $.01 per share, of Congoleum Corporation, a Delaware corporation ("Congoleum"), which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders of Congoleum to be held on Wednesday, May 7, 2003 FleetBoston Financial Corporation, America Room, 2nd Floor, 100 Federal Street, Boston, Massachusetts at 8:30 A.M., local time, or at any adjournments or postponements thereof (the "Annual Meeting"), hereby revoking any proxy heretofore given:

                                            With-         For All
PROPOSAL 1.                   For           hold          Except

ELECTION OF DIRECTORS         |_|           |_|             |_|

The nominees are:

               William M. Marcus         C. Barnwell Straut

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

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      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL LISTED ABOVE AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

      Please sign, date and return this proxy card promptly in the enclosed envelope. Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

  Please be sure to sign and date
    this Proxy in the box below            Date
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    Stockholder sign above               Co-holder (if any) sign above

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   Detach above card, sign, date and mail in postage paid envelope provided.

                              CONGOLEUM CORPORATION

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                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED
BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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